                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   February 16, 1999
                                                    -----------------



                              BOSTON LIFE SCIENCES, INC.
                              --------------------------
             (Exact name of registrant as specified in its charter)

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


         Delaware                    0-6533              87-0277826
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(State or other jurisdiction of    (Commission         (I.R.S. Employer
 incorporation or organization)      File No.)        Identification No.)


31 Newbury Street, Suite 300
Boston, Massachusetts                                      02116
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(Address of principal executive offices)                  Zip Code
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Registrant's telephone number, including area code  (617)  425-0200
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Item 5.  Other Events.
         -------------

On February 16, 1999 the Company announced the completion of a private placement managed by Josephthal & Co., resulting in $4.4 million in new funding. An additional $1.6 million is currently being held in escrow and is expected to be released to the Company shortly. The total of $6 million raised may be converted into 1,538,462 shares of common stock on a fully converted basis. The Company is obligated to file a registration statement within 21 days of the closing covering both the underlying common shares and the shares issuable upon the exercise of the warrants. A separate placement of $2.5 million was completed in which the Company issued 647,668 shares of common stock and 97,150 warrants to purchase common stock. Among the institutional investors in the placements are CIBC Oppenheimer and the Tail Wind Fund. The Company believes that this financing will increase its financial resources to a level that is projected to be sufficient to support its existing programs for approximately two years.



Item 7.  Exhibits.
         --------

     The following Exhibits are filed as part of this report on Form 8-K:

      99.1 Press Release, dated February 16, 1999.


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SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

            BOSTON LIFE SCIENCES, INC.


Dated: February 18, 1999                       By: /s/Joseph Hernon
                                                   ----------------
                                                   Joseph Hernon
                                                   Chief Financial Officer



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                           BOSTON LIFE SCIENCES, INC.

                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit No.                                                           Page(s)
-----------                                                           -------

99.1                Press Release, dated February 16, 1999               4




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